SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2004

(Date of earliest event reported)

U S Liquids Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13259	76-0519797

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

411 N. Sam Houston Parkway East, Suite 400, Houston, Texas	77060-3545

(Address of principal executive offices)	(Zip Code)

(281) 272-4500

Registrant’s telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure.

     On March 4, 2004, U S Liquids Inc. issued a press release announcing that it has signed a letter of intent to sell to Perma-Fix Environmental Services, Inc. substantially all of the assets of (i) USL Environmental Services, Inc. d/b/a A&A Environmental of Baltimore, Maryland, and (ii) U S Liquids of Pennsylvania, Inc. d/b/a EMAX of Pittsburgh, Pennsylvania. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press Release of U S Liquids Inc., dated March 4, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U S LIQUIDS INC.
Date: March 8, 2004	By:	/s/ William M. DeArman
William M. DeArman,
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of U S Liquids Inc., dated March 4, 2004.